Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 15, 2002, except for Note 12, as to which the date is November 13, 2002 relating to the consolidated financial statements and our report dated October 15, 2002 relating to the financial statement schedule of IMPAC Medical Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 13, 2003